As filed with the Securities and Exchange Commission on May 4, 2004
                                                   Registration No. 333-
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                         ___________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               VSE CORPORATION
            (Exact name of Registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  54-069263
                     (I.R.S. Employer Identification No.)

                            2550 Huntington Avenue
                         Alexandria, Virginia  22303
         (Address of Principal Executive Offices, Including Zip Code)

                    VSE CORPORATION 2004 STOCK OPTION PLAN
            VSE CORPORATION 2004 NON-EMPLOYEE DIRECTORS STOCK PLAN
                           (Full Title of the Plan)

                                Craig S. Weber
                           Executive Vice President
                               VSE Corporation
                            2550 Huntington Avenue
                         Alexandria, Virginia  22303
                                (703) 329-4770
(Name, Address, and Telephone Number, including Area Code, of Agent For Service)

                                   Copy to:
                             Carter Strong, Esq.
                                Arent Fox PLLC
                        1050 Connecticut Avenue, N.W.
                          Washington, DC  20036-5339



                       CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

                                      Proposed      Proposed
Title of Each                         Maximum       Maximum
Class of             Amount to be     Offering      Aggregate       Amount of
Securities            Registered      Price Per     Offering      Registration
to be Registered         (1)          Share (2)     Price (2)         Fee
------------------------------------------------------------------------------
Common Stock,         350,000 Shares   $17.01       $5,953,500      $754.31
$.05 par value
per share, to be
issued under the
VSE Corporation
2004 Stock Option
Plan
------------------------------------------------------------------------------
Common Stock,          50,000 Shares   $17.01       $  850,500      $107.76
$.05 par value
per share to be
issued under the
VSE Corporation
2004 Non-Employee
Directors Stock
Plan
------------------------------------------------------------------------------
TOTAL                 400,000 Shares                $6,804,000      $862.07
------------------------------------------------------------------------------

(1) This Registration Statement also covers any additional Common Stock which become issuable under the VSE Corporation 2004 Stock Option Plan and 2004 Non-Employee Directors Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction which is effected without the Registrant's receipt of consideration and results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of $17.01, the average of the high and low prices of the Common Stock on April 30, 2004, as reported in the NASDAQ National Market.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 2004 Stock Option Plan and the 2004 Non-Employee Directors Stock Plan of VSE Corporation, a Delaware corporation (the "Registrant"), pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act").

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     VSE Corporation, a Delaware corporation (the "Registrant"), is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents previously filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2003.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in Section (a) of Item 3 above.

     (c)  The Registrant's Form 8-A Registration Statement filed pursuant to
Section 12 of the Exchange Act, containing a description of the Registrant's common stock ("Common Stock"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation shall not indemnify any person adjudged to be liable to the corporation in any action or suit by or in the right of the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses as it may deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article Eleven of the Registrant's Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law, and Article VII, Section 7 of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the extent permitted by Section 145 of the Delaware General Corporation Law.

     The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.
Exhibit                                                  Incorporated by Reference
-------                                                  -------------------------
Number    Exhibit Description         Form   File No.      Exhibit   Filing Date    Filed Herewith
------    -------------------         --------------------------------------------------------------
4.1       VSE Corporation 2004
          Stock Option Plan                                                                x

4.2       VSE Corporation 2004 Non-
          Employee Directors
          Stock Plan                                                                       x

5         Opinion of Arent Fox PLLC                                                        x

23        Consents of experts and
          counsel:

          (a) Consent of Ernst &
              Young LLP                                                                    x

          (b) Consent of Arent Fox
              PLLC:  included in
              Exhibit 5                                                                    x

24        Power of Attorney (included
          on signature page to this
          Registration Statement)                                                          x


Item 9.   Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing on an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP

VSE Corporation dismissed Arthur Andersen LLP ("Andersen") as its independent auditors, effective May 15, 2002. For additional information, see VSE Corporation's current report on Form 8-K dated May 17, 2002 (as amended by the Form 8-K/A filed on May 21, 2002). After reasonable efforts, VSE Corporation has been unable to obtain Andersen's written consent to the incorporation by reference into this Registration Statement on Form S-8 (the "Registration Statement") of Andersen's audit report with respect to VSE Corporation's consolidated financial statements as of December 31, 2001, and for the year then ended. Under these circumstances, Rule 437a under the Securities Act permits VSE Corporation to file this Registration Statement without consents from Andersen. As a result, with respect to transactions in VSE Corporation securities pursuant to this Registration Statement, Andersen will not have any liability under
Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statement audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act.


                                  SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, State of Virginia, on this 3rd day of May, 2004.

                                VSE CORPORATION



                                 By:  /s/ D. M. Ervine
                                      -------------------------------
                                      Donald M. Ervine
                                      Chairman of the Board and Chief
                                      Executive Officer, President and
                                      Chief Operating Officer


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Donald M. Ervine and Craig S. Weber, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signatures            Title                                  Date
----------            -----                                  ----

/s/ D. M. Ervine      Chairman of the Board and Chief        May 3, 2004
-------------------   Executive Officer, President and
Donald M. Ervine      Chief Operating Officer, and Director

/s/ T. R. Loftus      Senior Vice President                  May 3, 2004
-------------------   and Chief Financial Officer (Principal
Thomas R. Loftus      Financial and Accounting Officer)

/s/ R. J. Kelly       Director                               May 3, 2004
-------------------
Robert J. Kelly

/s/ C. M. Kendall     Director                               May 3, 2004
-------------------
Clifford M. Kendall

/s/ C. S. Koonce      Director                               May 3, 2004
-------------------
Calvin S. Koonce

/s/ J. F. Lafond      Director                               May 3, 2004
-------------------
James F. Lafond

/s/ D. M. Osnos       Director                               May 3, 2004
-------------------
David M. Osnos

/s/ J. D. Ross        Director                               May 3, 2004
-------------------
Jimmy D. Ross

/s/ B. K. Wachtel     Director                               May 3, 2004
-------------------
Bonnie K. Wachtel

                                EXHIBIT INDEX

Exhibit                                                Incorporated by Reference
-------                                                -------------------------
Number    Exhibit Description       Form   File No.      Exhibit   Filing Date    Filed Herewith
------    -------------------       --------------------------------------------------------------
4.1       VSE Corporation 2004
          Stock Option Plan                                                              x

4.2       VSE Corporation 2004 Non-
          Employee Directors
          Stock Plan                                                                     x

5         Opinion of Arent Fox PLLC                                                      x

23        Consents of experts and
          counsel:

          (a) Consent of Ernst &
              Young LLP                                                                  x

          (b) Consent of Arent Fox
              PLLC:  included in
              Exhibit 5                                                                  x

24        Power of Attorney (included
          on signature page to this
          Registration Statement)                                                        x